Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE:	September 4, 2009
BANK OF GRANITE SIGNS ORDER WITH
FDIC AND NC COMMISSIONER OF BANKS
GRANITE FALLS, NORTH CAROLINA—Bank of Granite Corporation (NASDAQ: GRAN) announced today its subsidiary Bank of Granite (Bank) has entered into a Stipulation and Consent agreeing to the entry of an Order to Cease and Desist (Order) with banking regulators. This Order requires changing certain operating practices that are intended to improve the Bank’s earnings performance and capital levels. The Order requires the Bank to report to the FDIC and the NC Commissioner of Banks at least quarterly to address, among other things, the ongoing management and oversight of the Bank, an increase in the Bank’s capital levels, a reduction in the Bank’s classified assets, a reduction in concentrations of credit and improvement in the Bank’s earnings. A copy of the Order is included in an 8-K filed today with the SEC. The 8-K can be accessed through the Company’s website at www.bankofgranite.com or at the SEC website at www.sec.gov.
This Order does not affect customer deposits or loans. Deposits in Bank of Granite will continue to be covered by FDIC Insurance up to $250,000, and noninterest bearing transaction accounts are fully covered by FDIC Insurance.
“We are committed to working with the FDIC and the Commissioner to implement the actions required by the Order. We will do so while continuing to meet the needs of our customers in the communities we serve. Rest assured that we are committed to providing the products, services and responsiveness our customers expect and deserve. This Order does not affect customer deposit accounts or loans. Deposits in Bank of Granite will continue to be covered by FDIC Insurance up to $250,000 and noninterest bearing transaction accounts are fully covered by FDIC Insurance. We want our customers to be confident in knowing that Bank of Granite is committed to customer value and to delivering the kind of superior service that has been Bank of Granite’s standard for over 100 years,” said Scott Anderson, the Bank’s CEO.
Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite. Bank of Granite operates twenty full-service banking offices in eight North Carolina counties–Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes.

P.O. Box 128 Granite Falls, NC 28630	www.bankofgranite.com

Contacts for this release:
Scott Anderson, Chief Executive Officer, 828.345.6866 or sanderson@bankofgranite.com
Jerry Felts, Chief Operating Officer and Chief Financial Officer, 828.322.5343 or jfelts@bankofgranite.com
Disclosures about Forward Looking Statements
The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, failure to comply with regulatory orders, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
* * * *